UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

FIRST POTOMAC REALTY TRUST
 (Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 986-9200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement

On June 16, 2011, First Potomac Realty Investment Limited Partnership, the operating partnership (the “Operating Partnership”) of First Potomac Realty Trust (the “Company”), and certain of the Operating Partnership’s subsidiaries (the “Subsidiary Borrowers,” and together with the Operating Partnership, the “Borrowers”) entered into the Third Amended and Restated Revolving Credit Agreement (the “Restated Credit Agreement”), by and among the Borrowers, KeyBank National Association, as a lender and administrative agent, and certain other banks and financial institutions from time to time party thereto as lenders (the “Lenders”).

The Restated Credit Agreement amends and restates the Second Amended and Restated Revolving Credit Agreement, dated December 29, 2009, as amended (the “Prior Credit Agreement”), to, among other things: (i) increase the aggregate amount of the senior unsecured revolving credit facility from $225 million to $255 million; (ii) provide for an accordion feature that allows for future expansion of the aggregate commitment by up to an additional $95 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Restated Credit Agreement, to provide such additional commitments; (iii) provide for an interest rate on all borrowings, at the Borrowers’ election, of (x) LIBOR plus a margin ranging from 200 to 300 basis points or (y) a base rate plus a margin ranging from 75 to 175 basis points, in each case depending on the Company’s ratio of total indebtedness to gross asset value; (iv) extend the maturity date to January 15, 2014, with a one-year extension option that may be exercised upon the Operating Partnership’s payment of a 25 basis point extension fee and satisfaction of certain other customary conditions; and (v) modify certain covenants and events of default.

The amount available for the Borrowers to borrow at any time under the Restated Credit Agreement is the lesser of (i) $255 million or (ii) the lesser of (A) 62.5% (until December 31, 2011, and thereafter 60%) of the value of all properties then included in an unencumbered pool of properties that satisfy certain requirements and (B) the maximum principal amount of debt which would not cause the Borrowers to violate the unencumbered pool leverage ratio covenant described below. As of June 22, 2011, we had borrowed $164 million under the Restated Credit Agreement and $91 million was available for borrowing.

The Borrowers’ ability to borrow under the Restated Credit Agreement will be subject to ongoing compliance by the Company and the Borrowers with various restrictive covenants similar to those in the Prior Credit Agreement, including with respect to liens, indebtedness, investments, distributions, mergers and asset sales. In addition, the Restated Credit Agreement requires that the Company satisfy certain financial covenants, including:

•	total indebtedness not exceeding 62.5% (reducing to 60.0% on December 31, 2011 and for all periods thereafter) of gross asset value;
•	a minimum consolidated debt yield (defined as the consolidated EBITDA divided by total indebtedness) of 10.5%, increasing to 11% on December 31, 2011 and for all periods thereafter;
•	a minimum fixed charge coverage ratio (defined as the ratio of adjusted EBITDA to fixed charges) of greater than 1.50 to 1;
•	a minimum tangible net worth (defined as gross asset value less total indebtedness) of $690,289,992 plus (i) 80% of the net proceeds of any future equity issuances of the Company and (ii) 80% of the value of partnership units of the Operating Partnership issued in connection with any future asset or stock acquisitions;
•	a maximum unencumbered pool leverage ratio (defined as the ratio of unsecured debt to the value of the unencumbered pool of properties) of 62.5%, reducing to 60.0% on December 31, 2011 and for all periods thereafter; and
•	a minimum unencumbered pool interest coverage ratio (defined as the ratio of the adjusted net operating income of the unencumbered pool properties to interest on unsecured debt) of at least 1.75 to 1.

The Company, as a guarantor under the Prior Credit Agreement, executed a consent to the Restated Credit Agreement and a reaffirmation of its guaranty of all of the obligations of the Borrowers under the Restated Credit Agreement.

The obligation of the Borrowers under the Restated Credit Agreement are also unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of the Borrower’s subsidiaries that currently guaranty the obligations under the Operating Partnership’s unsecured senior notes.

The Restated Credit Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the Lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrowers under the Restated Credit Agreement to be immediately due and payable.

A copy of the Restated Credit Agreement is attached as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

Extension of $50.0 Million Secured Term Loan

On November 10, 2010, in connection with the Registrant’s acquisition of its interest in a joint venture that owns the Redlands Corporate Center, the Operating Partnership entered into a $50.0 million secured term loan agreement (the “Term Loan”) with KeyBank National Association. The Term Loan originally had a three-month term with an extension option for an additional three months. Pursuant to the terms of the Term Loan, the original maturity date was extended to May 10, 2011.

As previously disclosed in the Company’s Current Report on Form 8-K filed on May 13, 2011, on May 10, 2011, the parties to the Term Loan entered into Amendment No. 1 thereto (the “Amendment”), pursuant to which the Term Loan was amended to extend the maturity date to June 10, 2011, and to provide two additional options to extend for an additional month each, at the option of the Operating Partnership. On June 9, 2011, the Operating Partnership exercised its first extension option, extending the maturity date of the Term Loan to July 9, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.

10.1	Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on Schedule 1 thereto, KeyBank National Association, as a lender and administrative agent and the other lenders and agents party thereto.

10.2	Consent and Reaffirmation of Guarantor, dated as of June 16, 2011, by First Potomac Realty Trust.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
June 22, 2011	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

10.1	Third Amended and Restated Revolving Credit Agreement, dated as of June 16, 2011, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on Schedule 1 thereto, KeyBank National Association, as a lender and administrative agent and the other lenders and agents party thereto.

10.2	Consent and Reaffirmation of Guarantor, dated as of June 16, 2011, by First Potomac Realty Trust.